Exhibit 16

SELLERS & ANDERSEN, L.L.C.

941 East 3300 South, Suite 202

Certified Public Accountants and Business Consultants

        Salt Lake City, Utah 84106

Member SEC Practice Sections of the AICP                                              Telephone 801 486-0096

         Fax 801 486-0098

June 2, 2004

United States Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washington, D.C.  20549

To Whom It May Concern:

We have read Item 8 of Form 10-KSB dated June 2, 2004, of T-Bay Holdings,  Inc. and are in agreement with the statements contained therein.  We have no basis to agree or disagree with other statement of the registrant contained in the Form 10-KSB.

Very truly yours,

/s/Sellers & Andersen, L.L.C.